EXHIBIT 10.29

MASTER EQUIPMENT FINANCING AGREEMENT

THIS MASTER EQUIPMENT FINANCING AGREEMENT (this “Agreement”) is made as of December 29, 2023 (“Effective Date”), between TRINITY CAPITAL INC., a Maryland corporation (“Trinity”), ROCKET LAB USA, INC., a Delaware corporation (“Parent”), and the other borrowers listed on Annex 1 hereto (collectively, the “Borrowers” and each, individually, a “Borrower”). The Borrowers desire to finance certain equipment and other property (the “Equipment”). This Agreement provides the terms under which the Equipment is to be financed.

Trinity and the Borrowers agree as follows:

1.
CONDITIONAL COMMITMENT TERMS

(a)
Subject to the following conditions, Trinity shall provide equipment financing in the aggregate of up to $120,000,000 (the “Conditional Commitment”), with advances (“Draws”) to be made as follows: (i) $70,000,000 on the Effective Date (the “Effective Date Draw”); and (ii) $40,000,000 to be drawn on the Effective Date (the “Blanket Lien Draw”). After the Blanket Lien Draw is repaid in full, Borrowers may make Draws as follows: (x) $30,000,000 to be drawn in not more than three advances of at least $10,000,000 each at the Borrowers’ option no later than the date that is 18 months after the Effective Date; and (y) $20,000,000 to be drawn at Borrower’s option between January 1, 2025 and June 30, 2025 (such date, the “Termination Date”); and provided with respect to all Draws that Trinity has received and reviewed the Borrowers’ most recent financial statement delivered pursuant to Section 5(a)(1), (3), or (4), all subject to the terms and conditions set forth herein.

(b)
All Draws must be requested by 12:00 pm Pacific time, not less than five (5) business days prior to the requested funding date of such requested Draw. All requests or confirmation of requests for a Draw are to be in writing and may be sent by telecopy or facsimile transmission or by email; provided, that Trinity shall have the right to require that the receipt of such request not be effective unless confirmed via telephone with Trinity; provided, further that such telephone confirmation shall not delay the funding of the requested Draw if such Draw was requested by a Borrower in a timely manner pursuant to this Section 1(c). As express conditions precedent to Trinity making each Draw to a Borrower, the Borrower shall comply with all terms and conditions of Section 6 of this Agreement.

(c)
Borrowers may not request Draws (i) after the Termination Date, (ii) in excess of the aggregate amount of the Conditional Commitment nor (iii) at any time that an Event of Default is continuing.

(d)
Borrowers shall jointly and severally pay Trinity a non-utilization fee an amount equal to 2.0% of the unused amount of available Conditional Commitment on the Termination Date.

(e)
Borrowers shall pay Trinity a non-refundable commitment fee equivalent to 0.5% of the Conditional Commitment (or $600,000) at the time of the first Draw.

2.
FINANCING. The Borrowers and Trinity will enter into one or more equipment financing schedules (individually, a “Schedule” and, collectively, the “Schedules”) from time to time, evidencing a Draw and listing the Equipment to be financed. This Agreement, the Schedules, and any other agreements executed in connection herewith are, collectively, the “Equipment Financing Documents”. Each Schedule will constitute a separate financing instrument, and will be effective for the term specified in that Schedule. The monthly payment factors under a Schedule will be fixed for the term of such Schedule. All Schedules before March 31, 2024 shall have a term of sixty (60) months and a rate factor of 0.022266 (subject to adjustment as set forth below). All Schedules after March 31, 2024 shall have a term of forty-eight (48) months and a rate factor of 0.026306 (subject to adjustment as set forth below); provided that if the Parent provides Trinity with written evidence satisfactory to Trinity, in its sole discretion, that the Parent has received net proceeds of at least $200,000,000 from one or more sales of its equity securities, convertible notes or other unsecured debt securities after the Effective Date, all Schedules thereafter shall have a term of sixty (60) months and a rate factor of 0.022266 (subject to adjustment as provided below). The monthly payment factors are determined by Trinity based on the Prime Rate reported in The Wall Street Journal on the first day of the month in which a Schedule is executed, which as of the Effective Date of this Agreement is at 8.50%. The monthly payment factors will be adjusted for each subsequent Schedule, using the then existing Prime Rate; however, in no event will a downward adjustment occur that is below the monthly payment factor set forth in the first Schedule.

3.
PAYMENTS. The Borrowers shall jointly and severally pay Trinity (a) the payments (“Basic Payments”) specified in each Schedule, and (b) all of the other amounts payable in accordance with this Agreement, such Schedule and/or any of the other Equipment Financing Documents (“Other Payments”, and together with the Basic Payments, collectively, the “Payments”). Upon the Borrowers’ execution thereof, the related Schedule shall constitute a non-cancelable equipment financing. Borrowers’ obligation to make the Payments and perform their obligations under such Schedule and all other Equipment Financing Documents shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right that any Borrower may have against Trinity, the manufacturer or vendor of the Equipment (the “Suppliers”), or anyone else (each, an “Abatement”). All Payments shall be paid in accordance with Trinity’s or Assignee’s written direction. Time is of the essence. If any Payment is not paid within five (5) days of the due date, Company shall pay a late charge (accruing at the “Late Charge Rate” specified in the related Schedule) with respect to the amount in arrears for the period such amount remains unpaid (the “Late Charge”). The assessment of a Late Charge shall be in addition to, and not in lieu of Trinity’s imposition of a default rate (accruing at the “Default Rate” specified in the related Schedule) with respect to the unpaid and accelerated balance due hereunder. No Late Charge shall apply if the delayed Payment is the result of either Trinity’s failure to make a timely ACH withdrawal or from a technical or administrative error which has been remedied within three (3) business days after a notice of such failure is given to Company. Any obligation to make Payments shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Trinity in calculating such amounts.

4.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BORROWERS. The Borrowers represent, warrant and agree that, as of the Effective Date of this Agreement and of each Schedule: (a) each Borrower has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the state specified, under such Borrower’s signature and is duly qualified to do business wherever necessary to perform its obligations under the Equipment Financing Documents. Each Borrower’s legal name is as shown on the signature page of this Agreement, and each Borrower’s Federal Employer Identification Number and organizational number are as set forth under such Borrowers signature. Within the previous six (6) years, no Borrower has changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Trinity in writing. (b) The Equipment Financing Documents have been duly authorized, do not require the approval of, or giving notice to, any governmental authority, do not contravene or constitute a default under any applicable law, such Borrower’s organizational documents, or any agreement to which Borrower is a party or by which it may be bound (except as would not reasonably be expected to have a Material Adverse Effect). (c) There are no pending actions or proceedings to which such Borrower is a party, and there are no other pending (or threatened actions or proceedings of which an officer of such Borrower has knowledge) before any court, arbitrator, or administrative agency, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. (d) Such Borrower is not in default under any agreement, which default can reasonably be expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (i) a material adverse effect on the business, financial condition, operations, performance or properties of the Borrowers and their subsidiaries, taken as a whole, or (ii) a material impairment of the ability of the Borrowers,(taken as a whole, to perform their obligations under or remain in compliance with such Schedule or any Equipment Financing Documents. (e) The Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule. (f) All Equipment consists (and shall continue to consist) solely of personal property and not fixtures, and is removable from, and is not essential to, the premises at which it is located. (g) The financial statements of Parent and its consolidated subsidiaries (copies of which have been furnished to Trinity) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present the financial condition of Parent and its consolidated subsidiaries and the results of its operations, on a consolidated basis, as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (h) With respect to any Collateral, the applicable Borrower has good title to, rights in, and/or power to transfer all of the same. (i) No Supplier is an affiliate of any Borrower except affiliates that act as a Supplier on terms that are not less favorable to the applicable Borrower than arm’s-length terms. (j) The Supply Contract (as such term is hereinafter defined) represents an arms’ length transaction and the purchase price for the Equipment specified therein is the amount obtainable in an arms’ length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell, at manufacturer’s net invoice price. This Agreement is an equipment financing. In case it is recharacterized as a lease, however, each Borrower waives any rights it could have under UCC Sections 2A-508 through 2A-522, including, but not limited to, such Borrower’s right to (1) cancel or repudiate any Schedule; (2) reject or revoke acceptance of the Equipment; (3) deduct from Payments any part of any claimed damages resulting from Trinity’s default under the Schedule; or (4) recover from Trinity any general, special, incidental, or consequential damages. Each Borrower waives any right to require Trinity to sell, re-lease, or otherwise use or dispose of the Equipment in mitigation of Trinity’s damages or that may otherwise limit or modify any of Trinity’s rights or remedies hereunder.

5.
FINANCIAL REPORTING AND COVENANTS. Parent and the other Borrowers, as applicable, shall do the following:

(a)
Parent will furnish Trinity with:

(1) within one hundred eighty (180) days of the close of each fiscal year of Parent, annual, audited financial statements consisting of a consolidated balance sheet, income statement and cash flow statement prepared in accordance with generally accepted accounting principles in all material respects and presenting the financial condition of Parent and its consolidated subsidiaries as at the end of that fiscal year, together with an opinion from Deloitte & Touche LLP (or another independent certified public accounting firm of national or regional standing acceptable to Trinity in its reasonable discretion) that is not subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such qualification, exception or explanatory paragraph as a result of an upcoming maturity date of any indebtedness occurring within one (1) year from the time such opinion is delivered; provided, that Parent shall be deemed to have complied with this clause (1) when Parent has posted its Form 10-K to its public website by the deadline set forth above and provided written notice of the posting (which notice may be delivered by email);

(2) within sixty (60) days after the end of each fiscal year of Parent, annual board approved operating budgets and financial projections;

(3) within forty five (45) days following the end of each fiscal quarter of Parent, a copy of unaudited financial statements pertaining to the results of operations of Parent and its subsidiaries for the month then ended, consisting of a consolidated balance sheet, income statement and cash flow statement, prepared in accordance with generally accepted accounting principles; ); provided, that Parent shall be deemed to have complied with this clause (3) when Parent has posted its Form 10-Q to its public website by the deadline set forth in such above and provided written notice of the posting (which notice may be delivered by email);

(4) within thirty (30) days of the close of each fiscal month of Parent (other than the last month of any fiscal quarter), a copy of unaudited financial statements pertaining to the results of operations of Parent and its consolidated subsidiaries for the month then ended, consisting of a consolidated balance sheet, income statement and cash flow statement, prepared in accordance with generally accepted accounting principles;

(5) a complete and accurate listing of all Equipment which includes its then current location within thirty (30) days of by Trinity’s reasonable request;

(6) commencing March 31, 2024 until the Blanket Lien Draw is paid in full, (i) within thirty (30) days of the close of each fiscal month of Parent, a copy of bank statements covering Borrowers’ primary operating account(s), and (ii) within thirty (30) days of the close of each fiscal quarter of Parent, a list of the Borrowers’ fixed assets; and

(7) if the Blanket Lien Draw is not repaid in full (other than contingent obligations for which no claim has been asserted) on or before March 31, 2024, or at such other time upon Trinity’s request in its sole discretion, the Borrowers shall deliver to Trinity, within ten business days, an executed pledge agreement in form and substance reasonably acceptable to Trinity.

(b)
The Borrowers shall obtain and deliver to Trinity all waivers and other documents relating to the Equipment that Trinity reasonably requests from time to time; provided that with respect the funding of Schedules after the first Schedule, Borrowers’ obligation shall be to use commercially reasonable efforts to obtain such waivers within thirty (30) days after closing of any applicable Schedule.

(c)
Parent shall provide written notice to Trinity within two (2) business days prior to any change in any Borrower’s name or jurisdiction or form of organization.

(d)
Parent shall promptly, upon an executive officer of a Borrower obtaining actual knowledge thereof, notify Trinity in writing of the occurrence of: (i) an Event of Default and of any material violation of applicable law relating to the Equipment or this Agreement, and (ii) the receipt by any Borrower of any judgment against such Borrower in an amount more than $1,000,000.00 that is not covered by third party insurance as to which liability has been accepted by such insurance carrier.

(e)
[Borrowers shall deliver Account Control Agreements for the accounts of Borrowers listed on the Perfection Certificate dated as of the date hereof that are not Excluded Accounts within seventy-five (75) days after date of funding the first Schedule, except with respect to the JP Morgan Operating Accounts which shall be delivered no later than ten (10) business days after the date of funding the first Schedule; provided that no shall Account Control Agreements shall be required if the Blanket Lien Draw has been repaid in full (other than contingent obligations for which no claim has been asserted). “Excluded Accounts” means any deposit accounts or securities accounts that are (A) payroll or other employee wage or benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) accounts used as escrow, fiduciary and trust accounts, (D) zero balance accounts, (E) cash collateral accounts, (F) accounts located outside of the United States, and (G) other accounts containing funds not in excess of $2,000,000 in the aggregate for more than five (5) consecutive business days. It is agreed that the requirement to deliver Account Control Agreement shall terminate when the Blanket Lien Draw is paid in full and Trinity agrees to deliver such notices and instruments as are reasonably necessary to terminate any such Account Control Agreements in effect on such date.

(f)
Until the Blanket Lien Draw has been repaid in full (other than contingent obligations for which no claim has been asserted), the Borrowers shall incur no Debt other than Permitted Debt. For purposes of this Agreement “Permitted Debt” means and includes: (a) Debt of Borrowers to Trinity under this Agreement; (b) Debt of Borrowers in an aggregate amount not to exceed two million five hundred thousand Dollars ($2,500,000) at any time, secured by Liens permitted under clause (i) of the definition of Permitted Liens in Section 6(b)(8); (c) Debt of Borrower existing on the date hereof and set forth on the Perfection Certificate; (d) Debt of a Borrower owed to any other Borrower, (e) Debt of Borrowers for borrowed money that is not secured by a lien or security interest (i) in an amount not to exceed $2,000,000 in the aggregate at any time outstanding or (ii) subject to the creditor executing a subordination agreement acceptable to Trinity in its sole discretion, (f) Debt owed to any person (including obligations in respect of letters of credit, bankers’ acceptances or similar instruments issued for the benefit of such person) providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability insurance, self-insurance, including pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the Ordinary Course of Business or consistent with past practice, (g) Debt in respect of or guarantee of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, import and export custom and duty guarantees and similar obligations, workers’ compensation claims, letters of credit, bank guarantees and banker’s acceptances, warehouse receipts or similar instruments and similar obligations (other than in respect of other Debt for borrowed money) including, without limitation, those incurred to secure health, safety and environmental obligations, in each case provided in the Ordinary Course of Business or consistent with past practice, (h) to the extent constituting Debt, obligations in respect of swap or other derivative transactions entered into in the Ordinary Course of Business not for speculative purposes, (i) Debt consisting of deferred compensation to employees incurred in the ordinary course of business to the extent such deferred compensation constitutes an expense included in the calculation of net income of the Borrowers when such deferred compensation arrangement is established, (j) Debt with respect to cash management obligations and other Debt in respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card or purchase card programs and similar arrangements or otherwise in connection with securities accounts and deposit accounts not to exceed five million dollars ($ 5,000,0000) in the aggregate unless paid within one payment cycle, (k) Debt consisting of (A) the financing of insurance premiums or (B) take or pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business or consistent with past practice, (l) endorsement of instruments or other payment items for deposit in the Ordinary Course of Business, (m) Debt incurred in connection with processing agreements and payment card processing sponsorship agreements entered in the Ordinary Course of Business, (n) Debt incurred in connection with the repurchase of equity interests in an amount not to exceed $5,000,000 in any fiscal year, (n) to the extent constituting Debt, judgments that are covered by third party insurance as to which liability has been accepted by such insurance carrier, (o) other Debt in aggregate principal amount at any time not to exceed $2,000,000, (p) issuances of convertible (1) equity, (2) unsecured convertible notes, and (3) secured convertible notes, provided that such holders of secured notes with a principal amount in excess of $2,000,000 in aggregate at any time outstanding shall execute subordination agreements reasonably satisfactory to Trinity, (q) financing received from or guaranteed by any Governmental Authority as part of the CHIPS for America incentive program or a similar program intended to incentivize the research and manufacture of semiconductor technology within the United States for reactors that does not prime the security interest of Trinity, or impact the payments due Trinity, subject to the prior written consent of Trinity, not to be unreasonably withheld for any such financing that is secured and in excess of $[27,000,000], (r) purchase money financing or capital lease obligations with a value not to exceed $300,000 in the aggregate outstanding at any time, and (s) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Debt under subsections (a)-(r) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon the Borrowers

(g)
Until the Blanket Lien Draw has been repaid in full (other than contingent obligations for which no claim has been asserted), the Borrowers shall not transfer any interest in any Intellectual Property, other than non-exclusive licenses granted in the Ordinary Course of Business, transfers of Intellectual Property from one Borrower to another Borrower, or dispositions of Intellectual Property that is no longer useful in the Ordinary Course Business.

6.
CONDITIONS PRECEDENT.

(a)
Trinity’s agreement to finance the Effective Date Draw is subject to receipt of the following, each in form and substance reasonably satisfactory to Trinity:

(1) evidence of compliance with the insurance provisions of Section 12;

(2) lien search results;

(3) UCC-1 financing statements in a form sufficient for filing in the appropriate filing office for each Borrower;

(4) a certificate of an appropriate Officer of each Borrower certifying as to: (A) resolutions duly authorizing the transactions contemplated in the Equipment Financing Documents, and (B) the incumbency and signature of the officers of such Borrower authorized to execute such documents;

(5) an opinion of counsel for the Borrowers that are organized or formed in Delaware in form and substance reasonably satisfactory to Trinity;

(6) good standing certificates from the jurisdiction of each Borrower’s organization;

(7) an Intellectual Property Security Agreement in a form acceptable to Trinity.

(b)
Trinity’s obligation of finance each Draw (including the Effective Date Draw) is subject to the following conditions:

(1) All representations and warranties made by the Borrowers in the Equipment Financing Documents shall be materially true and correct (without duplication of any materiality qualifiers in the representation) on the Effective Date of the related Schedule (except in the case of any representation and warranty which expressly relates to a given date, such representation and warranty shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such specified date, if earlier);

(2) Delivery of duly executed copies of the applicable Schedule and all other Equipment Financing Documents;

(3) The purchase order pertaining to the Equipment (collectively, the “Supply Contract”);

(4) No Event of Default shall have occurred and be continuing;

(5) The Equipment shall have been delivered to and accepted by a Borrower, as evidenced by the Schedule, and shall be in good operating condition, other than items of Equipment previously purchased by a Borrower identified by serial number to Trinity prior to the Effective Date (including serial number 60.22.0185), in good operating condition;

(6) the satisfaction, in Trinity’s sole discretion, of Trinity’s due diligence investigation and contingency funding assessment including, without limitation, review of the financial statements described in Section 5(a)(3) dated no more than ninety (90) days prior to the funding of any Draw;

(7) Trinity has received such other agreements and assurances as Trinity reasonably may require; and

(8) On the effective date of the applicable Schedule, the Equipment described therein, shall be free and clear of any claims, liens, attachments, rights of others and legal processes (“Liens”), other than Permitted Liens. A “Permitted Lien” shall mean (a) Impositions (defined in Section 10), (b) Liens of mechanics, materialmen, or suppliers and similar Liens arising by operation of law, provided that any obligations secured by such Liens are incurred by a Borrower in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof, (c) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which the Borrowers maintain adequate reserves on their books and records, (d) Liens to secure payment of workers’ compensation, employment insurance, old‑age pensions, social security and other like obligations incurred in the ordinary course of business, (e) Liens securing subordinated debt subject to a subordination or intercreditor agreement reasonably acceptable to Trinity, (f) Liens in favor of Trinity, (g) Liens in favor of a senior secured financing source that are subject to an intercreditor agreement acceptable to Trinity in its reasonable discretion, providing that any Liens of such financing source on Equipment are subordinated to Trinity’s Lien, (h) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default, and (i) Liens securing Debt described in clauses (b), (f), (g), (h), (j), (p)(3) and (q) of the definition of “Permitted Debt”.

7.
ACCEPTANCE OF EQUIPMENT. Trinity authorizes each Borrower to receive delivery of Equipment under each Schedule. Upon delivery, the applicable Borrower shall inspect and, if conforming to the Supply Contract, accept the Equipment and execute and deliver to Trinity a Schedule describing such Equipment, which Schedule shall evidence the Borrowers’ unconditional and irrevocable acceptance of such Equipment. Notwithstanding the foregoing, Trinity acknowledges that some Equipment identified on the Schedule as not yet delivered (the “Undelivered Equipment”) will not have been delivered at the time of the Effective Date Draw. In that case, such Undelivered Equipment must be fully delivered and accepted by Borrowers, and evidence satisfactory to Trinity shall have been delivered to Trinity within ten days of taking delivery, no later than March 31, 2024. In the event that a Borrower receives additional Equipment that has been identified and agreed upon by Trinity in its sole discretion ("Substitute Equipment”) prior to March 31, 2024 that was not identified on the Schedule delivered on the Effective Date Draw, solely with respect to the first Schedule, such Borrower may deliver a replacement Schedule that includes such Substitute Equipment instead of the Undelivered Equipment. If the applicable Borrower fails to accept delivery of any Equipment or accepts such Equipment but fails to satisfy any conditions set forth in Section 6, Trinity shall have no obligation to finance such Equipment. In that case, at Trinity’s election, the Borrowers shall (a) assume all obligations as purchaser of the applicable Equipment, with the effect of causing

Trinity to be released from any liability relating thereto, (b) immediately reimburse Trinity for all payments and charges made or incurred with respect to the applicable Equipment (including any of such amounts paid by Trinity to any Supplier under the Supply Contract or as a reimbursement to the applicable Borrower), together with interest at the Late Charge Rate accruing from the date or dates such amounts were paid by Trinity, and (c) take all other actions necessary to accomplish such assumption.

8.
USE AND MAINTENANCE.

(a)
The Borrowers shall (1) use the Equipment solely in the continental United States for the purpose for which the Equipment was designed; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the Supplier’s recommendations and all maintenance and operating manuals or service agreements, (ii) the requirements of all insurance policies, (iii) the Supply Contract, (iv) all laws, and (v) the prudent practice of other similar companies in the same business as the Borrowers, but in any event, to no lesser standard than that employed by the Borrowers for comparable equipment owned by or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to the applicable Borrower hereunder, except for ordinary wear and tear and casualty; (3) provide written notice to Trinity within thirty (30) days after any change of the location of any Equipment specified in the Schedule; and (4) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property; and (5) not allow any hazardous material to be used, generated, released, or stored, disposed of, or transported in, on, or around, the Equipment except to the extent such would not cause a Material Adverse Effect.

(b)
Within a reasonable time, Borrowers will replace any parts of the Equipment that become worn out, lost, destroyed, or damaged by new or reconditioned replacement parts that are free and clear of all Liens, other than the Permitted Liens, and have a value, utility and remaining useful life at least equal to the parts replaced. Borrowers shall not remove any parts attached to the Equipment that are necessary to the operation of the Equipment or cannot be detached from the Equipment without adversely affecting the value or utility of the Equipment. Except as permitted in this Section, Borrowers shall not make any material alterations to the Equipment.

(c)
Borrowers shall upon Trinity’s reasonable request (provided that if an Event of Default has occurred and is continuing, no request shall required) from time-to-time and at the Borrowers’ expense, allow Trinity to inspect the Equipment and records relating thereto and to obtain such third party-appraisals as Trinity shall deem necessary, provided that Trinity shall not obtain more than one such third party-appraisal in each calendar year at the Borrowers’ expense unless an Event of Default has occurred and is continuing.

9.
DISCLAIMER; QUIET ENJOYMENT. BORROWERS ACCEPT THE EQUIPMENT “AS IS, WHERE IS”. TRINITY IS NOT A SUPPLIER, AND TRINITY SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ITS CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY BORROWERS), COMPLIANCE WITH ANY LAW, CONFORMITY OF SUCH ITEM TO ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN A SCHEDULE, OR ANY INTERFERENCE OR INFRINGEMENT), OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL TRINITY BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND EACH BORROWER WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. The Borrowers have selected the Equipment and represent to Trinity that all of the Equipment is suitable for the Borrowers’ purposes. If a Borrower has any claims regarding the Equipment or any other matter arising from a Borrower’s relationship with any Supplier, such Borrower must make them against such Supplier. Without limiting the foregoing, Trinity will not be responsible to any Borrower or any other person with respect to, and Borrower agrees to bear sole responsibility for, any risk or other matter that is the subject of Trinity’s disclaimer. This provision survives termination and/or expiration of this Agreement or a Schedule.

10.
FEES AND TAXES. The Borrowers shall: (a) (1) file all documentation with respect to any taxes due or to become due with respect to the Equipment, and (2) pay on or before the date when due all such taxes (other than taxes that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor); (b) (1) pay when due as requested by Trinity, and (2) defend and indemnify Trinity on a net after-tax basis against liability for all fees, taxes and/or other charges imposed from time to time on or relating to the Equipment or the purchase, use, possession and disposition thereof; and (c) indemnify Trinity against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (the items referred to as clauses (a), (b), and (c) above being referred to herein as “Impositions”). The Borrowers shall, jointly and severally, immediately reimburse Trinity for any Impositions that Trinity pays.

11.
TITLE; SECURITY INTEREST.

(a)
This Agreement is an equipment financing agreement. If it is ever characterized as a lease, contrary to the intentions of the Borrowers and Trinity, it shall constitute a “finance lease” as that term is defined in Article 2A of the Uniform Commercial Code and, except as permitted herein, or in a related Schedule, Trinity shall not acquire any right, title, or interest in or to such Equipment.

(b)
In order to secure the prompt payment of the Payments and all of the other amounts from time to time outstanding under this Agreement and any Schedule, and the Borrowers’ performance of its obligations under the Equipment Financing Documents, each Borrower grants Trinity a first priority security interest in the following property, now existing or hereafter created, free and clear of all encumbrances, other than Permitted Liens (the “Collateral”): (1) property consisting of: (A) All goods (and embedded computer programs and supporting information included within the definition of “goods” under the UCC) and equipment now owned or hereafter acquired, and all laboratory equipment, computer equipment, office equipment, machinery, fixtures, and other equipment and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; (B) All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s books relating to any of the foregoing; (C) All contract rights and general intangibles, now owned or hereafter acquired, including goodwill, Intellectual Property, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringement, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind; (D) All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing; (E) All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower’s books relating to the foregoing; and (F) to the extent not covered by clauses (A) through (E), all other personal property of the Borrower, existing now or hereafter acquired, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property and all of Borrower’s books and records related to any items of other Collateral (all of the foregoing referenced in Section 11(b)(1)(A) through (F) are collectively referred to herein as the “Blanket Collateral”). (2) (i) the Equipment and other property described in each Schedule (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by a Supplier; (ii) all subleases, chattel paper, accounts, security deposits, and general intangibles relating thereto, and all substitutions, replacements or exchanges for any of the foregoing; and (iii) all insurance and/or other proceeds of the foregoing. This security interest shall survive the termination, cancellation, or expiration of each Schedule until all of the Borrowers’ obligations (other than contingent obligations for which no claim has been asserted) under this Agreement and all Schedules are paid in full and any commitments are terminated. In no event shall the Collateral include any Excluded Collateral. “Excluded Collateral” means (A) any real property, and any motor vehicles, airplanes, vessels and other assets to the extent, in each case, subject to certificates of title and that have an aggregate value of less than $300,000, (B) letter of credit rights with a value individually of less than $1,500,000 (other than to the extent consisting of a supporting obligation or that can be perfected by the filing of a UCC financing statement), intercompany notes with a value individually of less than $1,500,000 (other than to the extent a security interest therein can be perfected by the filing of a UCC financing statement) and commercial tort claims with a claim value individually of less than $1,500,000, (C) any governmental licenses or state or local franchises, charters and authorizations to the extent the grant of a security interest is prohibited or restricted thereby (except to the extent such prohibition or restriction is ineffective under the UCC or other applicable law) other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (D) any property or assets as to which pledges thereof or security interests therein are prohibited or restricted by applicable law or the organizational documents of any non-wholly owned subsidiary (including any requirement to obtain the consent of any (x) governmental authority, (y) similar regulatory third party or (z) any other person which is not an affiliate of a Borrower, in each case, except to the extent such consent has been obtained) after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law, (E) any lease, license or other contract or agreement (including, for the avoidance of doubt, any investment management agreement) or any property or assets subject to an agreement binding on and relating to such property at the time of acquisition thereof (and not entered into in contemplation of such acquisition), to the extent that a grant of a Lien therein would violate or invalidate, such lease, license or other contract or agreement or create a right of termination or right of acceleration in favor of any party (other than a Borrower) thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) and other than proceeds and receivables thereof; (F) Excluded Accounts; (G) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (H) equity interests in captive insurance subsidiaries, not-for-profit subsidiaries, and special purpose entities used for permitted securitization facilities, (I) any property subject to a purchase money arrangement or capital lease obligation permitted hereunder to the extent that a grant of a security interest therein would violate or invalidate such purchase money arrangement or capital lease obligation or create a right of termination in favor of any other party thereto (other than a Borrower) after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law, other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition.

(c)
The Borrowers shall not permit a lien to exist on, or dispose of any interest in, the Collateral, other than Permitted Liens; provided that the Borrowers may dispose of Equipment (1) that is obsolete or worn out property no longer used or useful in the business of the Borrowers, (2) to the extent constituting a disposition, as a result of a casualty event subject to Section 13, or (3) through a sale if the proceeds received for the applicable Equipment are at least equal to the fair market value thereof (determined in good faith by the Borrowers) and are used to prepay Trinity or acquire replacement Equipment acceptable to Trinity in its sole discretion within 60 days of the date of such sale (or, if the applicable Borrower has an accepted purchase order for some replacement Equipment, 90 days of the date of such sale) or such other period mutually agreed to by the Borrowers and Trinity. No disposition referred to herein shall relieve any Borrower of its obligations, and Borrowers shall remain jointly and severally liable under each Schedule and all of the Equipment Financing Documents.

(d)
The Borrowers waive any and all written notices for demand, presentment, notice of intent to accelerate and acceleration otherwise applicable under any article of the UCC or other statutory provision.

(e)
Each Borrower irrevocably authorizes Trinity to file UCC-1 financing statements (“UCCs”), and to take such other actions as Trinity reasonably deems appropriate, to perfect Trinity’s security interest in the Collateral including Equipment and Interim Equipment Collateral before or after the applicable Borrower takes possession of the Equipment.

(f)
Upon repayment in full in cash of the Blanket Lien Draw, the security interest in Blanket Lien Collateral granted hereby shall automatically terminate, the Blanket Lien Collateral shall be automatically released, and all rights to the Blanket Lien Collateral shall revert to the applicable Grantors, all without delivery of any instrument or performance of any act by any person. Upon any such termination, Trinity will, at the Borrowers’ expense, promptly execute and deliver to the Borrowers or their designee, such documents, instruments, notices and releases as the Borrowers shall reasonably request to evidence such termination and/or release and shall promptly return any possessory collateral.

12.
INSURANCE. The Parent shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: (a) any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the full replacement value of the Equipment; and (b) any commercial liability arising in connection with the Equipment, including both bodily injury and property damage with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000); having a deductible reasonably satisfactory to Trinity. The required insurance policies (including endorsements) shall (i) be in form and amount reasonably satisfactory to Trinity, and written by insurers of recognized reputation and responsibility satisfactory to Trinity, it being acknowledged that the insurance coverage consistent with the coverage that the Borrowers have on the Effective Date shall be deemed satisfactory, (ii) be endorsed to name Trinity as an additional insured (but without responsibility for premiums), (iii) provide upon Trinity’s request after the occurrence and during the continuation of an Event of Default, that any amount payable under the required casualty coverage shall be paid directly to Trinity as a loss payee, (iv) provide for thirty (30) days’ (ten (10) days for non‑payment of premium) written notice by such insurer of cancellation, material change, or non-renewal, and (v) provide that in respect of the interests of Trinity in such policies, the insurance shall not be invalidated by any action or inaction of any Borrower or any other person operating or in possession of the Equipment regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon any Borrower or any other person operating or in possession of the Equipment. Parent shall obtain and maintain such other coverages (including pollution coverage), or cause adjustments to be made to the scope, amount, or other aspects of the existing coverages, promptly upon Trinity’s request.

13.
LOSS AND DAMAGE. (a) The Borrowers shall bear the risk of loss, theft, confiscation, taking, unavailability, damage, or partial destruction of the Equipment and shall not be released from its obligations under any Schedule or other Equipment Financing Document in any such event. (b) The Borrowers shall provide prompt written notice to Trinity of any Total Loss or any material damage to the Equipment. The Borrowers shall provide any damage reports provided to any governmental authority, the insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges. (c) Without limiting any other provision hereof, Parent shall or shall cause the applicable Borrower to repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Agreement. (d) A “Total Loss” shall be deemed to have occurred to an item of Equipment upon the actual or constructive total loss of any item of the Equipment, the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority. On the next payment date following a Total Loss (a “Loss Payment Date”), (i) the Borrowers shall jointly and severally pay to Trinity the Basic Payments due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred (the “Lost Equipment”), together with any Other Payments due hereunder with respect to the Lost Equipment or (ii) if applicable, notify Trinity in writing that the Borrowers have received or reasonably expect to receive proceeds of insurance with respect to the Lost Equipment (provided that (x) the Borrowers shall continue to timely make all Basic Payments and Other Payments with respect to the Lost Equipment as they become due and payable and (y) if the Borrowers have not replaced such Lost Equipment and delivered an update to the Schedule that includes substantially equivalent equipment, with substantially the same value, acceptable to Trinity, within three (3) months after the date of the date of the casualty event (the “Replacement End Date”), then the Borrowers shall make the payments specified clause (i) as if the Total Loss had occurred on the Replacement End Date. Upon making such payment, the Borrowers’ obligation to pay future Basic Payments shall terminate solely with respect to the items of Lost Equipment so paid for, but the Borrowers shall remain liable for, and pay as and when due, all Other Payments. As used in this Agreement, “Stipulated Loss Value” shall mean, with respect to any Equipment on a Schedule, as of the Loss Payment Date, the product of (i) the sum of any accrued and unpaid Payments, plus the present value as of such date of the total Basic Payments for the then remaining term of such Schedule, plus the present value of the Other Payments (other than Basic Payments) to become due during the balance of the term of the applicable Schedule, including amounts such as future taxes and (ii) the percentage of the Total Invoice Cost of the Lost Equipment divided by the Total Invoice Cost applicable to such Schedule. After the final payment date of the original term or any renewal term of a Schedule, the Stipulated Loss Value shall be determined as of the last payment date during the applicable term of such Schedule. (e) Trinity shall be under no duty to the Borrowers to pursue any claim against any person in connection with a Total Loss or other loss or damage. (f) If Trinity receives a payment under an insurance policy required under this Agreement in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided the Borrowers shall have complied with the applicable provisions of this Section, Trinity shall either (1) if received pursuant to a Total Loss, remit such proceeds to the Borrowers up to an amount equal to the amount paid by the Borrowers to Trinity as the Stipulated Loss Value, or credit such proceeds against any amounts owed by the Borrowers pursuant to Section 13(d), or (2) if received with respect to repairs to be made pursuant to Section 13(c), remit such proceeds to the Borrowers up to an amount equal to the amount of the costs of repair.

14.
INDEMNITY. Each Borrower shall jointly and severally indemnify, defend, and hold harmless Trinity and any Assignee, and their respective agents and employees (each, an “Indemnitee”), from and against any and all costs, damages, losses, and other amounts (“Claims”) (other than caused by the bad faith, gross negligence or willful misconduct of such Indemnitee) arising out of this Agreement, any Schedule, any Equipment, and the transactions contemplated thereby.

15.
DEFAULT. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an “Event of Default”):

(a)
non-payment of any Payments on the date due; provided, however, that an Event of Default shall not occur under Section 15(a) if the failure to timely pay is caused not by the unavailability of funds but is caused due either Trinity’s failure to make a timely ACH withdrawal or from a technical or administrative error which has been remedied within three (3) business days after a notice of such failure is given to the Borrowers;
(b)
except as described in Section 15(a), failure to perform any obligation under this Agreement or any Schedule and, if capable of being cured, such failure has not been cured within 20 days, provided, however, that if any foregoing default cannot by its nature be cured within 20 days or cannot after diligent efforts by the Borrowers be cured within such period, then the Borrowers shall have an additional period of up to 5 business days to cure such default, and within such additional time period the failure to cure such default shall not be deemed an Event of Default;
(c)
The Borrowers fail to perform any obligation in any other agreement between Trinity and a Borrower and, if capable of being cured, such failure has not been cured within 20 days, provided, however, that if any foregoing default cannot by its nature be cured within 20 days or cannot after diligent efforts by the Borrowers be cured within such period, then the Borrowers shall have an additional period of up to 5 business days to cure such default, and within such additional time period the failure to cure such default shall not be deemed an Event of Default;
(d)
A Borrower fails to perform any obligation under any material loan, lease, guaranty or other financial obligation owing to any third party resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any related indebtedness in an amount individually or in the aggregate in excess of $1,000,000; provided, however, that the Event of Default under this Section 15(d) caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (1) Trinity has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (2) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement; and (3) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Trinity be materially less advantageous to the applicable Borrowers;

(e)
A material inaccuracy in any representation (without duplication of materiality qualifiers in the representation) or breach of warranty by a Borrower (including any false or misleading representation or warranty) in any Equipment Financing Document when such representation or warranty is made;
(f)
Any Borrower makes an assignment for the benefit of its creditors, files any petition or takes any action under any bankruptcy, reorganization or insolvency laws or the commencement of any bankruptcy, insolvency, receivership, or similar proceeding by or against a Borrower or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof);
(g)
The Borrowers (taken as a whole on a consolidated basis) are unable to pay their debts (including trade debts) as they become due or otherwise become insolvent; or
(h)
Any Borrower (1) enters into a transaction or series of transactions by which: (a) such Borrower merges with or consolidates with another person or (b) leases or sells substantially all of its and its subsidiaries’ assets or property substantially as an entirety to any other person or, unless all outstanding obligations under this Agreement or any Schedule hereto are paid in full as part of such transaction; provided that a Borrower may (i) merge or consolidate into another subsidiary or into a Borrower or (ii) dissolve or liquidate so long as all of such Borrower’s assets are transferred to another Borrower;
(i)
The occurrence of a Change in Control. “Change in Control” shall mean (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)‑3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of forty‑nine percent (49%) or more of the ordinary voting power for the election of directors of Parent (determined on a fully diluted basis); (2) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (3) at any time, Parent shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding capital stock of each other Borrower free and clear of all Liens (except Permitted Liens); or
(j)
The occurrence of any circumstance that would reasonably be expected to have a Material Adverse Effect

16.
REMEDIES.

(a)
If an Event of Default has occurred and is continuing, Trinity may (in its sole discretion) exercise any one or more of the following remedies with respect to any Schedules: (1) exercise all of the rights of a secured party in respect of the Equipment and Collateral; (2) declare each such Schedule in default, and cancel each such Schedule, and the Borrowers shall immediately assemble, make available and, if Trinity requests, return the Equipment to Trinity in the manner and condition reasonably required by Trinity; (3) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability; (4) use the Borrowers’ premises for storage without liability; (5) dispose of any Equipment, and apply or retain the net proceeds of such disposition, with the Borrowers remaining liable for any deficiency; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Trinity; and (7) demand, accelerate and recover from the Borrowers all Payments and all other damages whenever the same shall be due.

(b)
[RESERVED]

(c)
If an Event of Default has occurred and is continuing, the Borrowers shall also be jointly and severally liable for all of the following (“Enforcement Costs”): (1) at Trinity’s option all unpaid Payments due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Event of Default or the exercise of Trinity’s rights or remedies, including disposition of the Equipment. Late Charges shall accrue with respect to any amounts payable under this Section for as long as such amounts remain outstanding, and shall be paid by the Borrowers upon demand. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right. The execution of a Schedule shall not constitute a waiver by Trinity of any pre-existing Event of Default. With respect to any disposition of any Equipment or Collateral, (i) Trinity shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Trinity may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Trinity may disclaim any title or other warranties in connection with any such disposition, and (iv) the Borrowers shall remain responsible for any deficiency remaining after Trinity’s exercise of its remedies and application of any funds or credits against the Borrowers’ obligations under any Schedule, and Trinity shall retain any excess after such application; provided that if all obligations to Trinity are paid in full at the time any such excess exists, Trinity shall return any such remaining excess to the Parent.

17.
ASSIGNMENT. (a) The Borrowers shall not assign any interest under this Agreement, any Schedule, or any Equipment Financing Documents. (b) Trinity may from time to time without notice to the Borrowers grant a security interest in any Equipment Financing Documents. Trinity may assign its rights hereunder to another entity (an “Assignee”) provided that, so long as no Event of Default has occurred and is continuing, Trinity must provide at least five (5) business days’ written notice of such assignment to a third party that is not an affiliate, to the Parent and obtain Parent’s written consent (which shall not be unreasonably withheld or delayed), and such assignment shall be an assignment in full of Trinity’s rights hereunder. For the avoidance of doubt, Trinty may assign its rights hereunder, or grant participations herein, to any affiliate of Trinity so long as promptly after the assignment Trinity provides written notice therein, and at any time an Event of Default has occurred (and, if capable of being cured, has not been cured with twenty (20) days), Trinity may assign its right hereunder to any third party without restriction and without notice or consent. In no event shall Trinity assign its interests hereunder to a Competitor of Borrower. Borrowers shall not assert against any Assignee any Abatement or Claim that Borrowers may have against Trinity. Absent an Event of Default that is continuing no event shall Trinity assign its interests hereunder to a Competitor of Borrower. “Competitor” means any entity (whether as an operating company or direct or indirect parent with voting control over such operating company) that is a direct competitor of a Borrower (or a vulture fund or distressed debt fund) as set forth on a list of competitors provided to Trinity on the Effective Date and as updated and reasonably agreed to by Trinity from time to time. Upon the request of Trinity or any permitted Assignee, the Borrowers shall execute and deliver to Trinity or to such Assignee an acknowledgment of the Assignment in form and substance reasonably satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Trinity or Assignee, and (c) comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references to “Trinity” in this Agreement or in any Equipment Financing Documents, shall include a permitted Assignee. Subject always to the foregoing, this Agreement and any Equipment Financing Documents shall inure to the benefit of, and are binding upon, the Borrowers and Trinity’s permitted successors and assigns.

18.
MISCELLANEOUS. (a) This Agreement, each Schedule hereto, the Equipment Financing Documents and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by both parties. (b) In the event of any inconsistency between this Agreement and any Schedule, the terms of such Schedule shall control as to the Equipment listed on such Schedule. (c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The representations, warranties, and agreements of the Borrowers herein shall be deemed to be continuing and to survive the execution and delivery of this Agreement, each Schedule and any other Equipment Financing Documents. With respect to each Schedule, the obligations of the Borrowers under this Agreement which have accrued but not been fully satisfied, performed, or complied with prior to the expiration or earlier cancellation or termination of such Schedule, shall survive the expiration or earlier cancellation or termination thereof. (d) All of the Borrowers’ obligations hereunder and under any Schedule shall be performed at the Borrowers’ sole expense.

The Borrowers shall reimburse Trinity promptly upon demand for all expenses incurred by Trinity in connection with this Agreement or any Schedule, including reasonable attorney(s) fees, and for due diligence and appraisal fees and costs; provided that the reimbursements for due diligence and appraisal fees and costs for first Schedule shall be capped at $25,000. If a Borrower fails to perform any of its obligations with respect to a Schedule, Trinity shall have the right, but shall not be obligated, to affect such performance, and the Borrowers shall reimburse Trinity, upon demand, for all expenses incurred by Trinity in connection with such performance. Trinity’s effecting such compliance shall not be a waiver of the Borrowers’ default. All amounts payable under this Section, if not paid when due, shall be paid to Trinity together with interest thereon at the Late Charge Rate. (e) Each Borrower irrevocably appoints Trinity as such Borrower’s attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Agreement, but only to the extent that the same relates to the Equipment, and only prior to payment in full of any obligations (other than contingent obligations for which no claim has been asserted) to Trinity. (f) TRINITY AND EACH BORROWER WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SUCH BORROWER AND/OR TRINITY MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT. (g) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by electronic mail, or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (h) This Agreement shall not be effective unless and until accepted by execution by an officer of Trinity. THIS AGREEMENT AND ALL OF THE OTHER EQUIPMENT FINANCING DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE other than § 5-1401 of the New York General Obligations Law which provides that the parties to any contract relating to any obligation arising out of a transaction covering in the aggregate not less than $250,000 may agree that New York law shall govern their rights and duties), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. Any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court in the State of New York, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Parent’s signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of New York. (i) This Agreement and all of the other Equipment Financing Documents may be executed in counterparts. (j) Trinity may correct patent errors and fill in any blanks in the Equipment Financing Documents consistent with the agreement of the parties so long as Trinity provides written notice of such correction.

DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Agreement or in any of the Equipment Financing Documents have the following meanings: (1) “affiliate”: with respect to any given person, shall mean ach other person that controls directly or indirectly the person and any person that controls or is controlled by or is under common control with the person (for the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise), which for the avoidance of doubt with respect to the assignment provisions herein, includes a joint venture in which Trinity or other affiliates of Trinity have the power to veto any transfer of any of the Equipment Financing Documents into the joint venture); (2) “applicable law” or “law”: with respect to any given person, shall mean any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority that is applicable to or binding on such person or any of its property or assets operations; (3) “AS IS, WHERE IS”: AS IS, WHERE IS, without warranty, express or implied, with respect to any matter whatsoever; (4) “business day”: any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Trinity’s notice address; (5) “Debt” means (a) all indebtedness for borrowed money; (b) all indebtedness for the deferred purchase price of property or services (other than (i) trade payables and accrued expenses incurred in the Ordinary Course of Business, (ii) any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet and (iii) any amounts being disputed in good faith by Borrowers where such dispute would not cause, or be reasonably expected to cause, a Material Adverse Effect); (c) all obligations evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) equity securities subject to repurchase or redemption, (f) all obligations, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities in respect of obligations of the kind referred to in subsections (a) through (e) of this definition; and (g) all obligations of the kind referred to in subsections (a) through (f) above secured by (or which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights); (6) “governmental authority”: any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (7) “hazardous material”: means any chemical, compound, materials, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive materials, nuclear medicine materials, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (8) “knowledge” means the actual knowledge of any executive officer or employee charged with the oversight responsibility for the matter in question; (9) “Intellectual Property” means any and all intellectual property, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, all rights therein, and all rights to sue at law or in equity for any past present or future infringement, violation, misuse, misappropriation or other impairment thereof, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive injunctive relief and all proceeds and damages therefrom; (10) “Ordinary Course of Business” means, in respect of any transaction involving any person, the ordinary course of such person’s business as conducted by any such person in accordance with (a) the usual and customary customs and practices in the kind of business in which such person is engaged, or (b) the past practice and operations of such person, and in each case, undertaken by such person in good faith and not for purposes of evading any covenant or restriction in any Equipment Financing Documents (11) “person”: any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to a Borrower or Trinity; and (12) “UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as in effect in the State of New York or in any other applicable jurisdiction.

19.
PUBLICITY. Trinity may disclose to others and include on or in its website, brochures and other marketing materials information consisting of “tombstone-like” statements about this transaction that mention Parent and may use Parent’s logo and the amount of the funding provided by Trinity to the Borrowers. Such information shall not include any proprietary or confidential information of any Borrower. Each Borrower grants Trinity permission to make reference to Parent in its marketing materials referenced in this Section 20, unless otherwise notified by Parent in writing. Each Borrower hereby grants Trinity the right to include information about this transaction, including but not limited to the Borrower’s name, the type of investment, principal amount, interest rate and maturity date, in Trinity’s periodic reports with the Securities and Exchange Commission (“SEC”), to the extent required by SEC rules and regulations.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Master Equipment Financing Agreement to be duly executed as of the day and year first above set forth.

“Trinity”

TRINITY CAPITAL INC., a Maryland corporation

By: /s/ Sarah Stanton

Name: Sarah Stanton

Title: General Counsel and Chief Compliance Officer

1 North 1st Street, Third Floor

Phoenix, Arizona 85004

Phone: 480-374-5350

“Borrowers” ROCKET LAB USA, INC., a Delaware corporation By: /s/ Adam Spice Name: Adam Spice Title: Chief Financial Officer 3881 McGowen Street Long Beach, California 90808 Phone: (714) 655 2936

[SIGNATURE PAGE TO MASTER EQUIPMENT FINANCING AGREEMENT]

“Borrowers”

ASI Aerospace LLC, a Delaware limited liability company

Planetary Systems Corporation, a District of Colombia corporation

SolAero Holdings, Inc., a Delaware corporation

SolAero, LLC, a Delaware limited liability company

SolAero Technologies Corp.,

SolAero Solar Power LLC, a Delaware limited liability company

SolAero IRB Company LLC, a New Mexico limited liability company

By: /s/ Stephen Ananias

Name: Stephen Ananias

Title: Chief Financial Officer

3881 McGowen Street

Long Beach, California 90808

Phone: (714) 655 2936

Rocket Lab Global Services, LLC, a Delaware limited liability company

By: /s/ Adam Spice

Name: Adam Spice

Title: Chief Financial Officer

3881 McGowen Street

Long Beach, California 90808

Phone: (714) 655 2936

Rocket Lab National Security LLC, a Delaware limited liability company

By: /s/ Stephen Ananias

Name: Stephen Ananias

Title: Treasurer

3881 McGowen Street

Long Beach, California 90808

Phone: (714) 655 2936

Annex 1

Borrowers

Rocket Lab USA, Inc

Rocket Lab Global Services, LLC

ASI Aerospace LLC

Planetary Systems Corporation

SolAero Holdings, Inc.

SolAero, LLC

SolAero Technologies Corp

SolAero Solar Power LLC

SolAero IRB Company LLC

Rocket Lab National Security LLC

Rocket Lab Composites, LLC